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                                                                    EXHIBIT 9(b)

                       JORDEN BURT BERENSON & JOHNSON LLP
                       1025 THOMAS JEFFERSON STREET, N.W.
                                 SUITE 400-EAST
                          WASHINGTON, D.C. 20007-0805
                                 (202) 965-8100
                           TELECOPIER (202) 965-8104

                               December 30, 1996

Providian Life and Health
 Insurance Company
20 Moores Road
Frazer, Pennsylvania 19355

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 (file No.33-80958) filed by Providian Life and Health Insurance Company and Providian Life and Health Insurance Company Separate Account V with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                                  Very truly yours,

                                  /s/ Jorden Burt Berenson & Johnson LLP
                                  Jorden Burt Berenson & Johnson LLP